EXHIBIT 10.31

                             Dated 13th March 2002


                        THE COCA-COLA EXPORT CORPORATION

                                       And

                                     OTHERS


                              TRUST DEED AND RULES
                                       of
                        THE COCA-COLA EXPORT CORPORATION
                              EMPLOYEE SHARE PLAN





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                                    CONTENTS

THE TRUST DEED                                                  Page

1       Definitions and interpretation                            1
2       Trusts of the Plan                                        2
3       Notices to Participants                                   3
4       Investment                                                3
5       Borrowing                                                 4
6       Receipt of money or money's worth with
          respect to Plan Shares                                  4
7       Application of the Plan to group companies                4
8       Retention of Shares subject to Holding Period             5
9       Voting rights and directions                              5
10      Trustee's powers of delegation                            6
11      Administration                                            6
12      Trustee's indemnities and charges                         7
13      Appointment, removal and retirement of the Trustee        9
14      Residence of the trust                                    9
15      Amendments to the Plan                                   10
16      Termination of the Plan                                  10
17      Governing law                                            11
18      Construction of this Deed                                11


                                    SCHEDULE


RULES OF THE COCA-COLA EXPORT CORPORATION EMPLOYEE SHARE PLAN


PART ONE

Definitions and interpretation                                  12

PART TWO

Provisions affecting Plan Shares                                18

1       Operation of the Plan/participation on the same terms   18
2       Participation Contract                                  18
3       Ineligibility due to participation in other share
          plans                                                 19
4       Ineligibility due to Material Interest in close
          company                                               19
5       Contributions to the Trustee                            19
6       Acquisition of Shares for the Plan                      20
7       Rights attaching to Plan Shares                         20
8       Rights issues                                           20
9       Capitalisation issues                                   21
10      Company Reconstruction                                  21
11      Events during Holding Period                            22
12      Fractional entitlements                                 23
13      Transfer of Plan Shares                                 24
14      Stamp duty                                              24
15      Notices                                                 24

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16      Disputes                                                24
17      Terms of employment                                     25

PART THREE

Free Shares                                                     26

1       Invitation to participate                               26
2       Maximum value of Free Shares Appropriated               26
3       Performance measures and targets                        26
4       Basis of Appropriation                                  28

PART FOUR

Partnership Shares and Matching Shares                          29

1       Invitations                                             29
2       Partnership Share Money                                 30
3       No Accumulation Period                                  30
4       Accumulation Period                                     31
5       Stopping and restarting deductions                      32
6       Withdrawal of Partnership Shares                        32
7       Number of Partnership Shares that can be acquired       33
8       Matching Shares                                         33

PART FIVE

Reinvestment of Cash Dividends                                  35

1       Permitted reinvestment                                  35
2       Limit on dividend reinvested                            35
3       Acquisition of Dividend Shares                          36


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THIS DEED is made the 13th day of March  2002

BETWEEN:

(1) THE COCA-COLA EXPORT CORPORATION whose registered office is at 1 Queen Caroline Street, London W6 9HQ ("the Company");

(2) COCA-COLA HOLDINGS (UK) LIMITED and BEVERAGE SERVICES LIMITED both of whose registered office is at 1 Queen Caroline Street, London W6 9HQ (together the "Initial Participating Companies"); and

(3)    CAPITA IRG TRUSTEES LIMITED whose  registered  office is at Bourne House,
       34  Beckenham  Road,   Beckenham,   Kent  BR3  4TU  United  Kingdom  (the
       "Trustee").

WHEREAS:

(A) The Company wishes to establish an Employee Share Ownership Plan to be known as the Coca-Cola Export Corporation Employee Share Plan, approved in accordance with the provisions of Schedule 8 to the Finance Act 2000 and constituting an Employees' Share Scheme.

(B)    The Plan was approved and established by the Company on 8 March 2002.

(C) The Company has agreed that the Initial Participating Companies shall be Participating Companies in the Plan and the Initial Participating Companies have agreed to be bound in all respects by this Deed and the rules contained in the Schedule to this Deed (the "Rules").

(D)    The Trustee has agreed to be the original trustee of the Plan.

NOW THIS DEED WITNESSES as follows:

1      DEFINITIONS AND INTERPRETATION

1.1 Definitions: The words and expressions used in this Deed which have capital letters have the meanings set out in Part One of the Rules.

1.2 Interpretation: The provisions of Part One of the Rules shall apply equally to this Deed.

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2      TRUSTS OF THE PLAN

2.1 Payments by Participating Companies: The Participating Companies will pay to the Trustee the amounts necessary to enable the Trustee to acquire, in accordance with the Plan, Shares for and/or to be Appropriated to Qualifying Employees, together with any other amounts required to cover any liabilities incurred by the Trustee under the Plan in respect of the Participating Companies' own employees.

2.2 Application of payments: Unless otherwise stated, the Trustee will apply all monies received by it in accordance with the Plan and hold any Shares acquired and all other trust property deriving from them on the trusts declared in this Deed. In the case of any monies received for the acquisition of Free Shares or Matching Shares, the Trustee will acquire and Appropriate these Shares in accordance with the Plan. In the case of any monies received for the acquisition of Partnership Shares or Dividend Shares, the Trustee will acquire these Shares in accordance with the Plan.

2.3 Retention or sale of surplus Shares: If it is not possible to Appropriate all the Shares acquired for Appropriation as Free Shares or Matching Shares without fractional entitlements arising or if, for any other reason, the Trustee holds Shares which were acquired to be Appropriated, but which are not Appropriated, the Trustee may either retain those Shares or sell them and pay the net proceeds to the Participating Companies.

2.4 Rights attaching to unappropriated Shares: If the Trustee becomes entitled in respect of any Shares not held on behalf of a Participant to any rights to be allotted, or to subscribe for, further securities (other than an issue of capitalisation shares of the same class as specific Shares which the Trustee is about to Appropriate, which capitalisation shares shall be retained by the Trustee as Shares to be Appropriated among the Qualifying Employees on the relevant Appropriation Day), the Trustee may take up those rights or sell them for the best consideration in money reasonably obtainable at the time or sell sufficient of them nil paid to enable the Trustee to subscribe in full for the balance of any unsold rights or allow those rights to lapse.

2.5 Trusts of unappropriated Shares: The Trustee shall hold any unappropriated Shares or unutilised cash balances and any income arising from them UPON TRUST to apply the same in or towards the future purchase of Shares for the purposes of the Plan and/or their expenses of administering the Plan. The Trustee shall notify the Participating Companies from time to time of the amounts and/or number of Shares so held by it and its/their application.

2.6 Use of Shares acquired under a qualifying transfer: Any Shares acquired by the Trustee by a transfer from an employee share ownership trust which is a qualifying transfer within section 69(3AA) of the Finance Act 1989 must not be awarded as Partnership Shares and must be


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       included in  priority  to  other available  Shares  in  any award of Free
       Free  Shares or Matching Shares made after the date of the transfer.

2.7    General  duty of the Trustee in relation to  Participants'  Plan  Shares:
       Subject to Clause 8, the Trustee shall not dispose of a Participant's Plan Shares or deal with any rights, conferred in respect of any such Shares, to be allotted Shares, securities or rights of any description other than pursuant to a direction given by or on behalf of the Participant.

3      NOTICES TO PARTICIPANTS

3.1 Notice of Appropriation of Free Shares or Matching Shares: As soon as practicable after the Trustee has Appropriated Free Shares or Matching Shares, the Trustee shall notify each Qualifying Employee of the number and description of the Shares Appropriated to him, the Initial Market Value of those Shares and the Holding Period applicable to them.

3.2 Notice of acquisition of Partnership Shares: As soon as practicable after the Trustee has acquired any Partnership Shares on behalf of a Qualifying Employee, the Trustee shall notify the Qualifying Employee of the number and description of the Shares acquired, the amount of Partnership Share Money applied in acquiring them and their Market Value on the Acquisition Date.

3.3 Notice of acquisition of Dividend Shares: As soon as practicable after the Trustee has acquired Dividend Shares on behalf of a Participant, the Trustee shall notify the Participant of the number and description of the Shares acquired, their Market Value on the Acquisition Date, the Holding Period applicable to them and the amount (if any) of the cash dividend carried forward under Rule 3.3 of Part Five of the Rules.

3.4 Notice of Participant's tax liability: Where a Participant becomes liable to income tax under Schedule D Case V, Schedule E or Schedule F of the Taxes Act due to his participation in the Plan, the Trustee shall inform the Participant of any facts relevant to determining that liability.

3.5 Notice of any foreign tax deducted before dividend paid: Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustee shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

4      INVESTMENT

4.1 Trustee's power of investment: The Trustee may invest any monies from time to time held by it and not immediately required as if it were the absolute beneficial owner of those monies.

4.2 No duty to invest: The Trustee shall be under no duty to invest property held on trust under this Deed.

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5      BORROWING

       The Trustee shall have power to borrow money both to acquire Shares for the purposes of the Plan and to pay any other expenses properly incurred by the Trustee in administering the Plan.

6      RECEIPT OF MONEY OR MONEY'S WORTH WITH RESPECT TO PLAN SHARES

6.1 Obligation to pay over: Subject to Clause 6.2, the Trustee shall, as soon as practicable following its receipt of any money or money's worth in respect of or by reference to any Plan Shares, arrange for that money or money's worth to be paid to Participants in accordance with their respective entitlements.

6.2    Exceptions from obligation: Clause 6.1 shall:

       (a) not apply to money's worth consisting of New Shares;

       (b) be subject to the operation of Part Five of the Rules (Reinvestmentof Cash Dividends); and

       (c) be subject to Clause 11.

7      APPLICATION OF THE PLAN TO GROUP COMPANIES

7.1    Extension  of the  Plan to  Controlled  Companies  and/or  Jointly  Owned
       Companies: The Plan may, with the consent of the Company, be extended to any Controlled Company or Jointly Owned Company by the execution of a deed of adherence whereby that company agrees to be bound by this Deed and the Plan.

7.2 Disapplication of the Plan to Participating Companies: The Plan shall cease to apply to any company at any time when:

       (a) that company becomes no longer either a Controlled Company or a Jointly Owned Company; or

       (b) a notice is served by the Company upon the Trustee that the Plan shall not apply to that company provided that the rights of Participants employed by that company to Plan Shares Appropriated o them or acquired on their behalf while that company was a Participating Company shall not be affected and provided that (in the situation referred to at (b) above) the requirement of paragraph 10(2) of Schedule 8 continues to be satisfied.

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7.3    Information from Participating  Companies:  A Participating Company (or a
       former Participating Company, if appropriate) shall provide the Trustee with all information required from it for the operation of the Plan in such form as the Trustee shall reasonably require.

8      RETENTION OF SHARES SUBJECT TO HOLDING PERIOD

8.1 No disposal: Subject to Clause 8.2, the Trustee shall not dispose of any of a Participant's Free Shares, Matching Shares or Dividend Shares during the Holding Period applicable to those Shares other than at the written direction of the Participant (or his personal representatives) given under the terms of the Participation Contract.

8.2    Permitted disposals during Holding Period: Clause 8.1 shall:

       (a) not apply if at the time of the disposal the Participant has ceased to be in Employment;

       (b) be subject to a direction of the Participant given in accordance with Rule 11.1 of Part Two of the Rules; and

       (c) be subject to Clause 11.3.

9      VOTING RIGHTS AND DIRECTIONS

9.1 Exercise of voting rights: While Plan Shares are registered in the name of the Trustee, the Trustee shall, in respect of any matter upon which, at a general meeting of The Coca-Cola Company or at a meeting of the holders of any class of shares of The Coca-Cola Company, it is entitled to exercise any voting rights attaching to those Plan Shares, invite the Participants on whose behalf those Plan Shares are held to direct it as to such exercise. The Trustee shall not be entitled in respect of Plan Shares held on behalf of Participants to vote on a show of hands unless all directions received from Participants who have given directions in respect of the particular resolution are identical. The Trustee shall not in any circumstances be under an obligation to call for a poll. If there is a poll, the Trustee shall vote only in accordance with the directions of Participants who have given directions and shall not vote in respect of Plan Shares where no directions have been received.

9.2 Voting rights attached to unappropriated Shares: The Trustee may not vote in respect of Shares it holds which are not Plan Shares.

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10     TRUSTEE'S POWERS OF DELEGATION

10.1 Trustee's power to employ agents: The Trustee may, in the performance of its duties under the Plan, employ and pay any appropriate person, appoint any person as its agent to transact all or any business, and act on the advice or opinion of any professional or business person, and shall not be responsible for anything done or omitted or suffered in good faith in reliance on such advice or opinion.

10.2 Delegation of the Trustee's powers: The Trustee may, to the extent permitted by law, delegate any of its powers and duties under the Plan to any person, but no delegation made under this Clause shall divest the Trustee of its responsibilities under Schedule 8.

10.3 Nominee shareholder: The Trustee may allow any Shares to be registered in the name of an appointed nominee, provided that such Shares are registered in a designated account.

10.4 Revocation of delegation: The Trustee may at any time, and shall if directed to by the Company, revoke any delegation or arrangement made under this Clause and/or require any trust property held by another person to be returned to the Trustee.

10.5 Execution of documents: The Trustee may execute and may authorise any of its directors, officers or employees to execute on its behalf any documents in such manner as may be appropriate.

11     ADMINISTRATION

11.1   Meetings and regulations:  Subject to the terms of this Deed, the Trustee
       may  convene   meetings  and  make  such   regulations  as  it  considers
       appropriate for the administration of the Plan.

11.2 Duty to keep accounts and records: The Trustee shall maintain the accounts and records necessary for it to fulfil its own PAYE and other obligations under the Plan and the PAYE obligations of any Employer Company under the Plan.

11.3 Trustee's power to dispose of shares to meet its PAYE obligations: The Trustee shall, where a PAYE obligation is imposed on it under Schedule 8 as a result of a Participant's Plan Shares ceasing to be subject to the Plan (including due to the operation of this Clause), have the power to meet that PAYE obligation by:

       (a) disposing of any of the Participant's Plan Shares and retaining the proceeds; or

       (b) requiring the Participant to pay to it a sum equal to the amount required to discharge the PAYE obligation.

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       The  Trustee may  dispose of a  Participant's  Plan  Shares  under Clause
       11.3(a) by itself acquiring some or all of those Shares for the purposes of the Plan.

11.4 Trustee to pay Employer Company: If as a result of a Participant's Plan Shares ceasing to be subject to the Plan a Participant is chargeable to income tax under Part X of Schedule 8 and an obligation to make a PAYE Deduction arises in respect of that charge the Trustee shall, subject to Clauses 11.6 and 11.7, pay to the Employer Company a sum sufficient to enable it to discharge that obligation.

11.5 Payment to Employer Company of Capital Receipts: If the Trustee receives a sum of money which constitutes (or forms part of) a Capital Receipt in respect of which a Participant is chargeable to income tax in accordance with Part X of Schedule 8, the Trustee shall pay to the Employer Company out of that sum of money an amount equal to that on which income tax is payable.

11.6 Payment by Participant to Employer Company: Clause 11.4 shall not apply if the relevant Participant is required to pay to his Employer Company a sum that is sufficient to enable it to discharge the obligation.

11.7 No Employer Company: In any case under Clause 11.4 or Clause 11.5, as appropriate, where:

       (a) there is no Employer Company; or

       (b) the Inland Revenue have directed under paragraph 95(7) or 96(3), as appropriate, of Schedule 8 that it is impracticable for the Employer Company concerned to make a PAYE Deduction,

       Clause 11.4 or Clause 11.5, as appropriate, shall not apply and the Trustee shall make a PAYE Deduction in respect of an amount equal to that on which income tax is payable, as if the Participant were a former employee of the Trustee.

12     TRUSTEE'S INDEMNITIES AND CHARGES

12.1 Trustee's indemnity: The Participating Companies agree to keep the Trustee fully indemnified against any liability arising out of or in connection with the Plan. However, the Trustee shall not be indemnified or exonerated in respect of any fraud, negligence or wilful default on its part or its agents' or any of their officers' or employees' parts. The Trustee shall have the benefit of any indemnities conferred upon trustees by law.

12.2 Accounting for benefits received by the Trustee: Neither the Trustee nor any of its officers or employees shall be liable to account to Participants for any benefit received under the Plan. Neither

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       the Trustee nor any officer or employee of the Trustee shall be liable to account to other Participants for any profit derived by him as a Participant.

12.3 Trustee's remuneration: Any person acting as a trustee in the course of any profession or business carried on by him may charge and be paid such reasonable charges for so acting as shall from time to time be agreed between him and the Company.

12.4 Permitted dealings of the Trustee: The Trustee (and any director or officer of a body corporate or a trust corporation acting as a trustee) shall not, on its own account:

       (a) be precluded from acquiring, holding or dealing with any debentures, debenture stock, shares or securities whatsoever of The Coca-Cola Company, the Company, any Controlled Company or Jointly Owned Company or any other company in the shares of which The Coca-Cola Company, the Company, any Controlled Company or any Jointly Owned Company may be interested;

       (b) be precluded from entering into any contract or other transaction with The Coca-Cola Company, the Company, any Controlled Company or Jointly Owned Company or any other company, or from being interested in any such contract or transaction; or

       (c) be in any way liable to account to The Coca-Cola Company, the Company or any Controlled Company or Jointly Owned Company or any Participant for any amount obtained by it from such acquisition, holding, dealing, contract or transaction, whether or not in connection with its duties under this Deed.

12.5 Reliance on information provided: The Trustee shall be entitled, in the absence of manifest error, to rely without further enquiry on:

       (a) information supplied to it by any Participating Company for the purposes of the Plan; and

       (b) any direction, notice or document purporting to be given or executed by or with the authority of any Participating Company or by any Participant.

12.6 Exclusion of liability: The Trustee shall not be liable or responsible for any loss, liability or increased liability of a Participant arising out of the failure of the Participant to give a direction to the Trustee or to give a direction within a particular time or, if the Participant has directed the Trustee to use its discretion, arising out of the bona fide exercise by the Trustee of that discretion.

12.7 Insurance: The Trustee may insure against any loss caused by it or by any of its employees, officers, agents or delegates under the Plan. It may also insure itself and any of these persons against liability for breach of trust not involving wilful wrongdoing or fraud of the Trustee or the

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       person  concerned.  Except in the case of a paid  trustee,  the insurance premiums may be paid from the Plan assets.

13     APPOINTMENT, REMOVAL AND RETIREMENT OF THE TRUSTEE

13.1 Number of trustees: There shall at all times be in office at least two trustees or a corporate trustee.

13.2 Appointment and removal of trustees: The Company may at any time by notice in writing:

       (a) appoint a new (or additional) trustee, including a corporate trustee (to the exclusion of the trustee's statutory power of appointment); and

       (b) remove a trustee from office (but not so as to leave in office fewer than two trustees or a corporate trustee), without assigning any reason for its removal which (in the absence of a date specified in the notice) shall take effect immediately.

13.3 Appointment and removal on cessation of the Company's existence: If the Company ceases to exist then its powers of appointment and removal shall be vested in the Trustee except that if the Company ceases to exist in connection with a Company Reconstruction or takeover, then such powers shall be vested in the successor company (or, if more than one, such successor company as the Company shall nominate).

13.4 Retirement of the Trustee: The Trustee may retire as a trustee by giving to the Company written notice which shall take effect at the end of three months (or another period agreed with the Company) from the date of that notice, provided that this will leave at least two trustees in office or a corporate trustee. Where the retiring Trustee is a sole corporate trustee, if the Company does not appoint a new trustee within three months of the date of such retirement, then the Trustee may appoint a successor trustee. The Trustee shall not be responsible for any costs caused by its retirement but shall do all things necessary to give proper effect to its retirement.

13.5 Transfer of trust property: Immediately on removal or retirement, the Trustee shall transfer all trust property held by it to the continuing and/or any successor trustee and deliver all documents in its possession relating to the Plan as the Company may direct. If it does not do so, the continuing trustee may do so on its behalf

13.6 Participant as trustee: A person shall not be disqualified from acting as a trustee or an officer or employee of a trustee because he is or was an officer or employee of The Coca-Cola Company, the Company or of a Participating Company or is or was a Participant.

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14     RESIDENCE OF THE TRUST

       For so long as the Plan is to be approved by the Inland Revenue under Schedule 8, the Trust, and every trustee, shall be resident for tax purposes in the United Kingdom.

15     AMENDMENTS TO THE PLAN

15.1 Company's power to amend: Subject to Clause 15.2, the Company may, with the Trustee's consent, amend the Plan in any manner it thinks fit (with any amendment being binding on the Trustee and all Participating Companies and Participants) but so that no purported amendment shall be effective if:

       (a) it would cause the Plan to cease to be an Employees' Share Scheme;

       (b) it would materially adversely affect the rights of a Participant in respect of his Plan Shares unless it is made with his written consent; or

       (c) it would offend the rule against perpetuities.

15.2 Inland Revenue approval: If, and so long as, the Plan is approved by the Inland Revenue under Schedule 8, no amendment to any key feature of the Plan (for the purposes of paragraph 118(2)(b) of Schedule 8) shall have effect unless such amendment has been approved by the Inland Revenue.

15.3 Notice to the Trustee: Written notice of any amendment made in accordance with this Clause 15 shall be given to the Trustee.

16     TERMINATION OF THE PLAN

16.1   The Plan shall terminate:

       (a) in accordance with a Plan Termination Notice issued by the Company to the Trustee under paragraph 120 of Schedule 8; or

       (b) if earlier, on the expiry of the Trust Period.

16.2 The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustee, the Inland Revenue and each individual who has Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the notice was issued.

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16.3   Upon the issue of a Plan  Termination  Notice  or upon the  expiry of the
       Trust Period, paragraph 121 of Schedule 8 shall have effect.

16.4 Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of Schedule 8 have been complied with shall be held by the Trustee upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportions, having regard to their respective contributions, as the Trustee shall in its absolute discretion think fit.

17     GOVERNING LAW

       This Deed shall be governed by and construed in accordance with the law of England.

18     CONSTRUCTION OF THIS DEED


        The Rules shall be treated as part of this Deed.

IN WITNESS whereof this Deed has been executed and delivered as a deed by the parties on the date which first appears on page 1.

                                    SCHEDULE

                   RULES OF THE COCA-COLA EXPORT CORPORATION
                              EMPLOYEE SHARE PLAN

                                    PART ONE

                         DEFINITIONS AND INTERPRETATION

The words and expressions used in the Plan which have capital letters have the meanings set out below. Words and expressions not otherwise defined have the same meanings as they have in the Taxes Act. In the Plan:

(a) the headings are for the sake of convenience and should be ignored when construing it;

(b) references to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and include any subordinate legislation made under them; and

(c) unless the context requires otherwise, words in the singular include the plural and vice versa and words imputing either gender include both genders.

"Accumulation Period" in respect of Partnership Shares, the period during which a Qualifying Employee's Partnership Share Money is accumulated before it is used to acquire Partnership Shares or is repaid to that employee;

"Acquisition Date" in respect of Partnership Shares, the date determined under Rule 3.1 or Rule 4.3 of Part Four of these Rules as appropriate and, in respect of Dividend Shares, the date determined under Rule 3.1 of Part Five of these Rules;

"Appropriation" the allocation to a Qualifying Employee of a beneficial interest
in  Free  Shares  or  Matching  Shares  (and  references  to   "Appropriate"  or
"Appropriated" shall be read accordingly);

"Appropriation Day" a day on which Free Shares or Matching Shares are Appropriated to a Qualifying Employee;

"Appropriation Year" a Year of Assessment during which an Appropriation of Shares is or is intended to be made;

"Associated Company" the meaning given in paragraph 126 (as extended by paragraph 127) of Schedule 8;

"Award Date" the date on which an Appropriation is made and/or Partnership Shares or Dividend Shares are acquired on behalf of a Qualifying Employee;

"Capital Receipt" the meaning given in paragraph 79 of Schedule 8;

"the Company" the meaning given in the Deed;

"Company Reconstruction" has the meaning given to it in Rule 10 of Part Two of these Rules;

"Connected Company" (a) the Company, (b) a company which Controls or is Controlled by the Company or is Controlled by a company which also Controls the Company, and (c) a company which is a Member of a Consortium owning the Company or which is owned in part by the Company as a Member of a Consortium;

"Continuous Employment" continuous employment (within the meaning given in the Employment Rights Act 1996) by an individual with one or more companies each of which is a qualifying company, within the meaning of paragraph 14 of Schedule 8;

"Control"  unless  otherwise  indicated,  control  within the  meaning  given in section 840 of the Taxes Act (and references to "Controls" or "Controlled" shall be read accordingly);

"Controlled Company" any company (being a body corporate) which is a Subsidiary and is under the Control of the Company;

"Dealing Day" any day on which the New York Stock Exchange is open for business;

"the Deed" this trust deed as amended from time to time;

"Dividend Shares" Shares acquired by the Trustee on behalf of a Participant under Part Five of these Rules;

"Eligible Employee" an individual who:

(a) is in Employment with a Participating Company, chargeable to tax in respect of that Employment under Case I of Schedule E and has such Qualifying Period (if any) as the Company may determine; or

(b) if paragraph (a) above does not apply, is in Employment with a Participating Company and nominated to participate by the Company (or is a member of a category of persons in such Employment which is nominated to participate by the Company) subject to having such Qualifying Period (if any)
unless the individual is ineligible to participate in the Plan by virtue of Rule 3 or Rule 4 of Part Two of these Rules;

"Employee  Share Ownership Plan" an employee share ownership plan approved under
Schedule 8 and established by a Connected Company;

"Employees' Share Scheme" the meaning given in section 743 of the Companies Act 1985;

"Employer Company" the company (if any) of which a Participant is an employee when, as appropriate, either (a) his Plan Shares cease to be subject to the Plan, or (b) the Trustee receives a sum of money which constitutes (or forms part of) a Capital Receipt in respect of his Plan Shares and to which the PAYE Regulations apply at that time;

"Employment" employment with a Participating Company or (unless otherwise stated) with another Associated Company of the Company;

"Exchange Rate" for any day, the average of the buying and selling prices at close UK Pounds for US Dollars spot rates for that day as published in the Financial Times newspaper (or such other publication as is selected by the Trustee for the purpose of the Plan);

"Free Shares" Shares Appropriated to a Qualifying Employee under Part Three of these Rules;

"Holding Period" with respect to:

(a) an Appropriation of Free Shares or Matching Shares, the period specified by the Company for that Appropriation during which those Shares will be held by the Trustee, which must be not less than three years nor more than five years from the Appropriation Day (or such other period(s) as may from time to time be required or permitted under Schedule 8); and

(b) Dividend Shares, the period of three years from their Acquisition Date (or such other period as may from time to time be required or permitted under
     Schedule 8);

"Initial Market Value" in relation to any Appropriation of Shares, their Market Value on the Appropriation Day. Where Shares are subject to restrictions or risk of forfeiture (as that term is defined in paragraph 24(3) of Schedule 8) such Market Value shall be determined as if there were no such restrictions or risk;

"Initial Participating Companies" the meaning given in the Deed;

"Jointly Owned Company":

(a) any company of which 50 per cent. of its issued share capital is owned by the Company and/or any Subsidiary and 50 per cent. of its issued share capital is owned by another person; and

(b)  any company under the Control of any such jointly owned company;

"Market Value" in relation to a Share, on any day, the average of the high and low prices of a Share of the same class on the New York Stock Exchange at close of business for the immediately preceding Dealing Day converted into UK Pounds at the Exchange Rate for that preceding Dealing Day; provided that if all Plan Shares comprised in an Appropriation or acquisition on behalf of Participants are purchased on the market on their Award Date, "Market Value" shall mean the average of the purchase prices of such Plan Shares expressed in UK Pounds;

"Matching Shares" Shares Appropriated under Part Four of these Rules;

"Material Interest" the meaning given in paragraphs 17 to 19 of Schedule 8;

"Member of a Consortium" the meaning given in paragraph 129(4) of Schedule 8;

"New Shares" the meaning given in Rule 10 of Part Two of these Rules;

"NICs" National Insurance contributions;

"Participant" any person on whose behalf the Trustee holds Plan Shares;

"Participating Companies":

(a)  the Initial Participating Companies (while they remain bound by the Deed);

(b) any Controlled Company which, pursuant to Clause 7.1 of the Deed, participates in the Plan; and

(c)  any company which is a Jointly Owned Company and which,  pursuant to Clause
     7.1 of the Deed, participates in the Plan;

"Participation Contract" a contract complying with Rule 2 of Part Two of these Rules;

"Partnership Shares" Shares acquired by the Trustee on behalf of a Qualifying Employee under Part Four of these Rules;

"Partnership Share Agreement" a contract complying with Rule 2 of Part Two and Rule 1 of Part Four of these Rules;

"Partnership Share Money" money deducted from a Qualifying Employee's Salary under a Partnership Share Agreement;

"PAYE Deduction" a deduction required by regulations made under section 203 of the Taxes Act;

"PAYE Regulations" the meaning given in section 203L(3) of the Taxes Act;

"Performance Unit" any individual, team or divisional or corporate unit the Company may determine with respect to an Appropriation to be made under Rule 1 of Part Three of these Rules;

"Permitted Cessation" ceasing to be in Employment because of:

(a)  injury or disability;

(b)  Redundancy;

(c) a transfer to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 apply;

(d) a change of Control or other circumstances in consequence of which the company by which the Participant is employed ceases to be an Associated Company of the Company;

(e)  retirement on or after reaching the age of 50; or

(f)  death;

"Plan" The Coca-Cola Export Corporation Employee Share Plan established by the Deed and these Rules;

"Plan Shares" Free Shares, Partnership Shares, Matching Shares, Dividend Shares and/or, where appropriate, New Shares, which are held by the Trustee on behalf of the Participants to whom they have been Appropriated or on whose behalf they have been acquired;

"Plan Termination Notice" a notice issued under paragraph 120 of Schedule 8;

"Profit Sharing Scheme" a profit sharing scheme approved under Schedule 9 to the Taxes Act and established by a Connected Company;

"Qualifying Corporate Bond" the meaning given in section 117 of the Taxation of Chargeable Gains Act 1992;

"Qualifying Employee" an Eligible Employee who has entered into a Participation Contract or Partnership Share Agreement, as appropriate;

"Qualifying Period" the period (if any) of Continuous Employment determined by the Company with respect to any operation of the Plan, being, in the case of Free Shares, a period starting not earlier than 18 months before the relevant Appropriation Day, in the case of Partnership Shares or Matching Shares where the Partnership Share Agreement provides for an Accumulation Period a period starting no earlier than six months before the start of the Accumulation Period and in the case of Partnership Shares or Matching Shares where the Partnership Share Agreement does not provide for an Accumulation Period, a period starting no earlier than 18 months before the date on which the relevant Partnership Share Money is deducted;

"Redundancy" the meaning given in the Employment Rights Act 1996;

"Restricted Performance Measures" performance measures as defined in Rule 3.3 of Part Three of these Rules;

"Salary" the meaning given in paragraph 48 of Schedule 8;

"Schedule 8" Schedule 8 to the Finance Act 2000;

"Share" a share in the capital of The Coca-Cola Company which satisfies the conditions specified in Part VIII of Schedule 8;

"Subsidiary" any company which is a subsidiary (as defined by section 736 of the Companies Act 1985) of the Company;

"the Taxes Act" the Income and Corporation Taxes Act 1988;

"The Coca-Cola Company" The Coca-Cola Company whose principal office is at [PO Box 1734, Atlanta, Georgia 30301, United States of America], by whatever name known from time to time;

"Trustee" the trustee referred to in the Deed or such other person or persons resident in the United Kingdom who is or are the trustee or trustees from time to time of the Plan;

"Trust Period" the period of 80 years beginning with the date of the Deed;

"Unrestricted Performance Measures" performance measures as defined in Rule 3.4 of Part Three of these Rules; and

"Year of Assessment" the meaning given in section 832 of the Taxes Act.

                                    PART TWO

                        PROVISIONS AFFECTING PLAN SHARES

1    OPERATION OF THE PLAN/PARTICIPATION ON THE SAME TERMS

1.1 Company's discretion: The Plan shall be operated at the discretion of the Company.

1.2 Participation on the same terms: Subject to Rules 3.3 and 3.4 of Part Three of these Rules, every Eligible Employee must be invited to participate in the Plan in respect of any Appropriation of Shares or acquisition of Shares on their behalf on the same terms, and those who participate must do so on the same terms.

1.3 Permitted factors: The fact that participation at any operation of Part Three of these Rules may be by reference to an Eligible Employee's remuneration, length of service or hours worked shall not infringe Rule 1.2 unless, where more than one of these three factors is used, paragraph 9(4) of Schedule 8 is not complied with.

2 PARTICIPATION CONTRACT

2.1 Holding Period: A Participation Contract (which shall include a Partnership Share Agreement which provides for the Appropriation of Matching Shares) shall specify the Holding Period applicable to the Free Shares (or Matching Shares or Dividend Shares, if applicable) to which it relates and shall, subject to its provisions, bind the Eligible Employee in contract with the
     Company:

       (a) to permit any Plan Shares which are subject to a Holding Period and Appropriated to him or acquired on his behalf to remain in the hands of the Trustee throughout the Holding Period applicable to them; and

       (b) not to assign, charge or otherwise dispose of his beneficial interest in any of those Plan Shares during their Holding Period.

2.2 Forfeiture: A Participation Contract shall, if the Company so decides, state in respect of the Appropriation of Free Shares (or in the case of a Partnership Share Agreement of Matching Shares) to which it relates the extent (if any) to which those Shares will be forfeited if other than in the event of Permitted Cessation:

       (a) the Participant ceases to be in Employment;

       (b) the Participant withdraws the Shares from the Plan; or

       (c) in the case of Matching Shares only, the Participant withdraws the Partnership Shares in respect of which those Matching Shares were Appropriated to him before the expiry of the period (not exceeding three years) from the Appropriation Day of the relevant Shares specified in the Participation Contract. If any Shares are forfeited, a Participant shall cease to be beneficially entitled to those Shares.

3    INELIGIBILITY DUE TO PARTICIPATION IN OTHER SHARE PLANS

3.1 Free Shares: An individual shall not be eligible to receive an Appropriation of Free Shares in any Year of Assessment in which shares have been (or are at the same time to be) appropriated to him under a Profit Sharing Scheme or in which he has participated (or is at the same time to participate) in another Employee Share Ownership Plan.

3.2 Partnership Shares or Matching Shares: An individual shall not be eligible to participate in an invitation for Partnership Shares or Matching Shares in any Year of Assessment in which he has participated (or is at the same time to participate) in another Employee Share Ownership Plan.

3.3 Deemed participation: For the purposes of Rule 3.1 and Rule 3.2 an individual shall be treated as having participated in an Employee Share Ownership Plan if he would have received Free Shares under that plan but for the failure to meet a performance target.

4    INELIGIBILITY DUE TO MATERIAL INTEREST IN CLOSE COMPANY

     An individual shall not be eligible to participate in the Plan at any time when he has (or has within the preceding 12 months had) a Material Interest in The Coca-Cola Company (being a close company) or, if The Coca-Cola Company is a close company, in any company which Controls The Coca-Cola Company or is a Member of a Consortium which owns The Coca-Cola Company. Paragraphs 15(2) and 20 to 22 of Schedule 8 shall apply to determine whether an individual is regarded as having or having had a Material Interest for the purposes of this Rule 4.

5    CONTRIBUTIONS TO THE TRUSTEE

     Any contributions to be made to the Trustee to enable an acquisition of Shares to be made by the Trustee for Appropriation on any Appropriation Day shall be made within a sufficient time to allow for that Appropriation.

6    ACQUISITION OF SHARES FOR THE PLAN

     Acquisition of Shares: The Trustee, upon the direction of the Company, shall acquire Shares to be Appropriated as Free Shares or Matching Shares or to be acquired as Partnership Shares or Dividend Shares either by acquiring authorised but unissued Shares or treasury Shares from The Coca-Cola Company or by purchasing Shares on the market or otherwise.

7    RIGHTS ATTACHING TO PLAN SHARES

     Rights attaching to Plan Shares: Where the Trustee Appropriates or acquires Plan Shares a proportion of which rank for any dividend or other distribution or other rights attaching to Shares by reference to a record date preceding the relevant Appropriation Day or Acquisition Date and a proportion of which do not, then the Shares to be allocated to each Qualifying Employee shall, so far as practicable, be in the same proportions of Shares with and without the rights.

8    RIGHTS ISSUES

8.1 Instructions to the Trustee: Whenever any rights to be allotted any shares or securities (on payment) or rights of any description are granted in respect of Plan Shares, each Participant shall be notified by the Trustee of the rights relating to his Plan Shares. Each Participant may direct the Trustee and the Trustee may then, in accordance with such directions, do one or more of the following:

       (a) subject to the provision by the Participant of any necessary funds, take up or sell all or any of the rights or allow them to lapse; and/or

       (b) sell rights nil paid to the extent necessary to enable the Trustee to subscribe in full for the balance of any unsold rights.

     The Participant's directions may be of particular or general application and may relate to Plan Shares acquired before and after the date of the rights issue.

8.2 Period for giving directions: The Trustee shall act upon any such directions received by it not less than five Dealing Days before the expiry of the period allowed for the exercise of any such rights. If any Participant has not by that time given directions to the Trustee with regard to those rights and, if appropriate, provided any funds necessary for the purpose, the Trustee shall allow the rights to lapse. Any Capital Receipt received in consequence of the non-exercise or sale of any rights shall be dealt with by the Trustee in accordance with Clause 11.5 of the Deed.

8.3 New Shares: Any shares, securities or rights taken up by the Trustee on behalf of any Participant under Rule 8.1(b) shall, subject to Rule 13 and provided that the right to so take up shares, securities or other rights was conferred in respect of all the ordinary shares in The Coca-Cola Company, form part of the Participant's Plan Shares and shall be deemed to have been Appropriated to or acquired on behalf of the Participant in the same way and at the same time as the Participant's Plan Shares in respect of which they are allotted.

8.4 Trustee's indemnity: Nothing in this Rule shall require the Trustee to act in any manner which would involve it in any liability unless indemnified to its satisfaction by the Participant against such liability.

9    CAPITALISATION ISSUES

     Where any Shares are allotted by way of capitalisation to the Trustee in respect of any Participant's Plan Shares, those Shares shall form part of that Participant's Plan Shares and be deemed to have been Appropriated to, or acquired on behalf of, the Participant in the same way and at the same time as the Participant's Plan Shares in respect of which they are allotted.

10   COMPANY RECONSTRUCTION

10.1 Company Reconstruction: This Rule applies if there occurs in relation to any of a Participant's Plan Shares (the "Original Shares") a transaction:

       (a) which results in a new holding (the "New Holding") being equated with the Original Shares for the purposes of capital gains tax; or

       (b) which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

       Such a transaction is referred to in the Plan as a Company
       Reconstruction.

10.2 Excluded Shares: If, as part of a Company Reconstruction, any:

       (a) redeemable shares or securities issued as mentioned in section 209(2)(a) of the Taxes Act;

       (b) share capital issued in circumstances such that section 210(l) of the Taxes Act applies; or

       (c) share capital to which section 249 of the Taxes Act applies,

     is/are issued and a charge to income tax arises in respect of the issue, those shares shall not form part of the New Holding for the purposes of this Rule.

10.3 New Shares: In this Rule "New Shares" means, subject to Rule 10.2, shares comprised in the New Holding which were issued in respect of, or otherwise represent, the Original Shares.

10.4 Effect on Original Shares: For the purposes of the Plan:

       (a) a Company Reconstruction shall be treated as not involving a disposal of the Original Shares;

       (b) the date on which any New Shares are to be treated as having been Appropriated to or acquired on behalf of a Participant shall be that on which his Original Shares were so Appropriated or acquired;

       (c) the  conditions  in Part VIII  (types  of share  that may be used) of
           Schedule 8 shall be treated as fulfilled with respect to any New Shares if they were (or were treated as) fulfilled with respect to the Original Shares; and

       (d) the provisions of Part X (income tax) and Part XI (capital gains tax) of Schedule 8 shall apply in relation to the New Shares as they would have applied to the Original Shares.

10.5 References to Plan Shares: Following a Company Reconstruction, references to a Participant's Plan Shares shall be construed, subject to the above provisions, as being or, as the case may be, as including, references to any New Shares.

11   EVENTS DURING HOLDING PERIOD

11.1 Takeover: A Participant may during the Holding Period of any of his Plan Shares direct the Trustee to:

       (a) accept an offer for those Plan Shares (the "Original Shares") if such acceptance will result in a new holding being equated with the Original Shares for the purposes of capital gains tax;

       (b) accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for those Plan Shares if the offer forms part of a general offer as mentioned in Rule 11.1(c) below;

       (c) accept an offer of cash, with or without other assets, for those Plan Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his shares in The Coca-Cola Company and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of The Coca-Cola Company, within the meaning of section 416 of the Taxes Act; or

       (d) agree to a transaction affecting those Plan Shares or those of them which are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

          (i) all the ordinary share capital of The Coca-Cola Company or, as the case may be, all the shares of the class in question; or

         (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in an Employee Share Ownership Plan.

11.2 Compulsory acquisition: In the event of any Plan Shares being compulsorily acquired under sections 428 to 430F of the Companies Act 1985, the Participants concerned shall be entitled to receive notification of this from the Trustee as soon as practicable after the acquisition, and the provisions of Rules 13 and 14 shall apply with the necessary changes so far as relevant.

12   FRACTIONAL ENTITLEMENTS

12.1 Proportionate allocation: Where the Trustee receives additional rights or securities in respect of Plan Shares under a Company Reconstruction, a takeover or compulsory acquisition described in Rule 11, a capitalisation or rights issue or similar offer or invitation, the Trustee shall allocate those rights or securities amongst the Participants concerned on a proportionate basis. If that allocation gives rise to a fraction of a security or of a transferable unit of a security (in this Rule "unit"), the Trustee shall round the allocation down to the next whole unit and aggregate the fractions not allocated. The Trustee shall use its best endeavours to sell any rights or units which are not allocated and distribute the net proceeds of sale (after deducting from them any expenses of sale and any taxation which may be payable in respect of them) proportionately among the Participants whose allocations were rounded down, but so that any sum of less than 3 otherwise distributable to a particular Participant may be retained by the Trustee and used for the purposes of the Plan.

12.2 Allocation by reference to time of Appropriation or acquisition: In any circumstances in which the Trustee receives New Shares which form part of a Participant's Plan Shares, the Trustee shall allocate the New Shares to the Participant by reference to the relative times of Appropriation or acquisition of his Plan Shares to which they relate. If that allocation gives rise to a fraction of a New Share, the Trustee shall round the allocation up or down to the next whole unit as it, in its discretion, thinks fit.

13   TRANSFER OF PLAN SHARES

     Subject to Clause 11.3 of the Deed, the Trustee shall, as soon as practicable after it is required to do so under the Plan, transfer the legal title to any Plan Shares it holds on behalf of that Participant into the name of the relevant Participant (or his nominee).

14   STAMP DUTY

     Any stamp duty or other expenses involved in any transfer of Shares by the Trustee shall be payable:

       (a) in the case of a transfer into the name of a Participant, by the Trustee (and reimbursed by the relevant Participating Company); and

       (b) in any other case, by the transferee.

15   NOTICES

15.1 Directions to the Trustee: Any direction given to the Trustee by or on behalf of a Participant or any person in whom the beneficial interest in his Plan Shares is for the time being vested under the Plan must be given in writing and, unless given electronically, signed by the relevant person.

15.2 Notices: Any notice which the Trustee gives to any Eligible Employee, Qualifying Employee or Participant shall be in writing (including by email) and sufficiently given if delivered to him personally, by email or sent first class through the post pre-paid, in either case addressed to the Eligible Employee, Qualifying Employee or Participant at the address (or email address) last known to the Trustee (including any address supplied by the relevant Participating Company). If the notice is sent by post, it shall be deemed to have been duly given on the day following the date of posting and in the case of a notice sent by email, it shall be deemed to have been duly given when sent provided the Trustee is not thereafter notified that the email is undeliverable.

16   DISPUTES

     The decision of the Company on any dispute or question affecting any Eligible Employee, Qualifying Employee or Participant under the Plan shall be final and conclusive.

17   TERMS OF EMPLOYMENT

     The rights and obligations of an individual under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever - whether lawful or unlawful - insofar as those rights arise, or may arise, from his ceasing to have rights under or to be entitled to the Shares under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the individual's terms of employment shall be varied accordingly.

                                   PART THREE

                                  FREE SHARES

1    INVITATION TO PARTICIPATE

     If the Company decides that an Appropriation of Free Shares shall be made, it shall invite all Eligible Employees who are not at that time a party to a Participation Contract, to participate by issuing to them a Participation Contract. To consent to the Appropriation of Free Shares, an Eligible Employee must return the Participation Contract duly completed by the date specified in it. If the Company does not receive a Participation Contract from an Eligible Employee by the specified date, that Eligible Employee shall be deemed to have declined to participate in the Plan at that time. The Company shall specify the Holding Period for the Free Shares to be Appropriated on an Appropriation Date. The Holding Period for any Free Shares already Appropriated under the Plan cannot be changed.

2    MAXIMUM VALUE OF FREE SHARES APPROPRIATED

     The maximum aggregate Initial Market Value of the Free Shares Appropriated to a Qualifying Employee in an Appropriation Year shall not exceed the maximum amount permitted by paragraph 24 of Schedule 8 from time to time.

3    PERFORMANCE MEASURES AND TARGETS

3.1 Appropriation may be subject to performance measures: An Appropriation of Free Shares may be made subject to performance measures and targets as provided for under this Rule 3.

3.2 Requirements as to performance measures: If any Appropriation of Free Shares under the Plan is to be made subject to performance measures they must be:

       (a) provided for all persons who are Qualifying Employees in respect of that Appropriation;

       (b) based on business results or other objective criteria;

       (c) fair and objective measures of the performance of the Performance Units to which they apply;

       (d) set for Performance Units where no employee is a member of more than one Performance Unit; and

       (e) be either Restricted Performance Measures or Unrestricted Performance Measures.

3.3 Restricted Performance Measures: If the Company decides to Appropriate Free Shares by reference to Restricted Performance Measures, at least 20 per cent. of the Free Shares to be Appropriated must be Appropriated without reference to performance measures and shall be Appropriated on the same terms as required by Rule 1 of Part Two of these Rules. The remaining Free Shares shall be Appropriated subject to performance measures but so that, in respect of such Appropriation, the highest Appropriation made to a Qualifying Employee by reference to performance measures shall be no more than four times the highest Appropriation to a Qualifying Employee without reference to performance measures. The Free Shares awarded by reference to performance measures need not be Appropriated on the same terms as required by Rule 1 of Part Two of these Rules.

3.4 Unrestricted Performance Measures: If the Company decides to Appropriate Free Shares by reference to Unrestricted Performance Measures some or all of the Free Shares shall be Appropriated by reference to performance measures but so that:

       (a) Appropriations of Free Shares to Qualifying Employees who are members of the same Performance Unit shall be made on the same terms as required by Rule 1 of Part Two of these Rules; and

       (b) Free Shares Appropriated for each Performance Unit shall be treated as separate Appropriations.

3.5 Company's obligation to notify: If an Appropriation of Free Shares under the Plan is to be made subject to performance measures and targets the Company must, as soon as reasonably practicable, notify each Eligible
     Employee:

       (a) of the performance measures and targets which will be used to determine the number or value, as appropriate, of Free Shares Appropriated to him; and

       (b) in general terms of the performance measures which will be used to determine the number or value, as appropriate, of Free Shares to be Appropriated to each Qualifying Employee participating in that Appropriation.

3.6 Confidential information: In fulfilling its obligations under Rule 3.5(b) above, the Company shall not be obliged to disclose any information which it reasonably considers would prejudice commercial confidentiality.

4    BASIS OF APPROPRIATION

4.1 Free Shares - no performance measures: Free Shares to be Appropriated to Qualifying Employees without performance measures shall be Appropriated on a basis determined by the Company but so that such basis complies with Rule 1 of Part Two of these Rules.

4.2 Free Shares - performance measures: The Company shall determine in respect of any Appropriation of Free Shares to be made subject to performance measures (a) the Performance Units for that Appropriation, (b) the performance measures and targets, and (c) whether the performance measures are to be Restricted Performance Measures or Unrestricted Performance Measures.

                                   PART FOUR

                     PARTNERSHIP SHARES AND MATCHING SHARES

1    INVITATIONS

1.1 Invitations to Eligible Employees: If the Company decides to give Eligible Employees the opportunity to acquire Partnership Shares, each Eligible Employee will be sent a Partnership Share Agreement under which:

       (a) the Eligible Employee would authorise the relevant Participating Company to deduct part of his Salary for the purchase of Partnership Shares; and

       (b) the Company would agree to arrange for Partnership Shares to be acquired on behalf of the Eligible Employee in accordance with the Plan.

     To take the opportunity to acquire Partnership Shares, an Eligible Employee must return the Partnership Share Agreement duly completed by the date specified in it. If the Company does not receive a Partnership Share Agreement from an Eligible Employee by the specified date, that Eligible Employee shall be deemed to have declined to acquire Partnership Shares at that time.

1.2 Maximum deductions from Salary: The Partnership Share Agreement must stipulate the maximum amount of Partnership Share Money (or percentage of Salary) that may be deducted from an Eligible Employee's Salary and the intervals at which such deductions are to be made, but so that the maximum amount does not exceed the amount permitted from time to time by paragraph 36 of Schedule 8 and does not, in any event, exceed 10 per cent. of the Eligible Employee's Salary.

1.3 Percentage of Salary: For the purposes of Rule 1.2 above, "10 per cent. of the Eligible Employee's Salary" shall mean:

       (a) if  the   Partnership   Share  Agreement  does  not  provide  for  an
           Accumulation Period, 10 per cent. of the Salary payment from which the deduction is made; and

       (b) if the Partnership Share Agreement provides for an Accumulation Period, 10 per cent. of the Salary payments over the Accumulation Period.

1.4 Minimum deductions from Salary: The Partnership Share Agreement in respect of any invitation may also stipulate that the minimum monthly amount (irrespective of the interval for deductions) to be deducted from a Qualifying Employee's Salary in pursuance of that Agreement must not be less than a specified amount which must not be greater than [British Pounds] 10.

1.5 Prescribed notice: The Partnership Share Agreement must contain a notice in a prescribed form in compliance with paragraph 38 of Schedule 8 (notice of possible effect of deductions on benefit entitlement).

2    PARTNERSHIP SHARE MONEY

     Any Partnership Share Money shall be paid to the Trustee as soon as practicable following its deduction from a Qualifying Employee's Salary and shall be held by the Trustee on his behalf pending its application in accordance with Rule 3.1 or 4.3 of this Part Four, as appropriate, in an account (interest bearing or otherwise) with:

     (a) an institution authorised under the Banking Act 1987;

     (b) a building society; or

     (c) a relevant European institution.

     The Company shall determine and inform the Trustee of whether the account will be interest bearing.

     If the Partnership Share Money held on behalf of a Qualifying Employee is held in an interest bearing account, the Trustee shall account for the interest to the Qualifying Employee.

3    NO ACCUMULATION PERIOD

3.1 Acquisition of Shares: Any Partnership Share Money deducted from a Qualifying Employee's Salary under a Partnership Share Agreement with no Accumulation Period will be applied by the Trustee in acquiring Partnership Shares on a date (the "Acquisition Date") set by the Trustee which is within 30 days after the deduction is made. The number of Shares acquired on behalf of a Qualifying Employee shall be determined by reference to the Market Value of the Shares on the Acquisition Date.

3.2 Surplus Partnership Share Money: Any surplus Partnership Share Money remaining after the acquisition of Partnership Shares by the Trustee may, with the agreement of the Qualifying Employee (which may be provided for in the Partnership Share Agreement), be carried forward and added to the next deduction of Salary. In any other case, it must be paid over to the Qualifying Employee (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

4    ACCUMULATION PERIOD

4.1 Accumulation Period: If the Company decides to offer an Accumulation Period in respect of an invitation to acquire Partnership Shares, the Partnership Share Agreement must specify:

       (a) the length of the Accumulation Period (which cannot exceed 12 months or, if different, any period specified from time to time in paragraph 41(1) of Schedule 8);

       (b) when the Accumulation Period starts (which may not be later than the date on which the first deduction of Salary is made under that Agreement); and

       (c) when the Accumulation Period ends and whether the Accumulation Period will come to an end before then on the occurrence of specified event(s).

4.2 Transaction resulting in a new holding: If, during an Accumulation Period, a transaction occurs in relation to any Shares (the "original holding") to be acquired under a Partnership Share Agreement which results in a new holding of shares (the "new holding") being equated with the original holding for the purposes of capital gains tax and the Qualifying Employee so consents, the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

4.3 Acquisition of Shares: Subject to Rule 4.5, the Partnership Share Money deducted in respect of a Participant during an Accumulation Period must be applied by the Trustee in acquiring Partnership Shares on behalf of that Participant on a date (the "Acquisition Date") set by the Trustee which is within 30 days after the end of that Accumulation Period. The number of Shares acquired on behalf of a Qualifying Employee will be determined by reference to the lower of:

       (a) the Market Value of the Shares at the beginning of the Accumulation Period; and

       (b) the Market Value of the Shares on their Acquisition Date.

4.4 Surplus Partnership Share Money: Any surplus Partnership Share Money remaining after the acquisition of Partnership Shares by the Trustee may, with the agreement of the Qualifying Employee (which may be provided for in the Partnership Share Agreement), be carried forward to the next Accumulation Period. In any other case, it must be paid over to the Qualifying Employee (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

4.5 Repayment of Partnership Share Money: In any case where Partnership Share Money has been deducted in an Accumulation Period and the Qualifying Employee ceases to be in Employment with a Participating Company during that Accumulation Period the Partnership Share Money deducted in that Accumulation Period must be paid over to the Qualifying Employee (subject to deduction of income tax under PAYE and NICs as appropriate) as soon as practicable. The Partnership Share Agreement may provide that when the Accumulation Period comes to an end on the occurrence of an event specified in the Agreement the Partnership Share Money deducted in that Accumulation Period must be paid over to the Qualifying Employee (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

5    STOPPING AND RESTARTING DEDUCTIONS

5.1 Stopping deductions: A Qualifying Employee may at any time after entering into a Partnership Share Agreement give notice in writing to the relevant Participating Company to stop deductions from his Salary under that Agreement.

5.2 Restarting deductions: A Qualifying Employee who has stopped deductions from his Salary in pursuance of a Partnership Share Agreement may subsequently give notice in writing to the relevant Participating Company to restart deductions from his Salary under that Agreement. However:

     (a) any deductions that have been missed may not be made up; and

     (b) where the deductions are made during an Accumulation Period, the Partnership Share Agreement may prevent a Qualifying Employee from restarting deductions more than once in that Accumulation Period.

5.3 Termination of Partnership Share Agreement: A Qualifying Employee may terminate his Partnership Share Agreement at any time by giving notice in writing to the relevant Participating Company. Where a Qualifying Employee terminates his Partnership Share Agreement, no further deductions shall be made from his Salary and any Partnership Share Money held on his behalf shall be paid over to him (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

5.4 Effect of notice under Rules 5.1, 5.2 and 5.3: Unless a later date is specified in any notice given under Rule 5.1 or 5.3 above, the relevant Participating Company must give effect to such a notice within 30 days of receiving it. Unless a later date is specified in a notice given under Rule
     5.2 above, the relevant Participating Company must restart deductions under the Partnership Share Agreement no later than the date of the first deduction due under the Partnership Share Agreement more than 30 days after receipt of the notice.

6    WITHDRAWAL OF PARTNERSHIP SHARES

     A Participant may withdraw his Partnership Shares from the Plan at any time.

7    NUMBER OF PARTNERSHIP SHARES THAT CAN BE ACQUIRED

7.1 Limit specified at time of invitation: The Company may specify at the time of making an invitation under Rule 1 the maximum number of Partnership Shares that can be acquired on behalf of Eligible Employees in respect of that invitation. The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be acquired:

     (a) if there is no Accumulation Period, before the deduction of any Partnership Share Money under the Partnership Share Agreement; or

     (b) if there is an Accumulation Period, before the beginning of the Accumulation Period under that Partnership Share Agreement.

7.2 Scaling down: If the Company receives applications for Partnership Shares in excess of the maximum number of Partnership Shares specified in respect of that invitation under Rule 7.1, then the following steps shall be taken in sequence until the excess number is eliminated:

     (a) the excess of the monthly deduction chosen by each Qualifying Employee over the amount stipulated under Rule 1.4 shall be reduced pro rata;

     (b) all monthly deductions shall be reduced to the amount stipulated under Rule 1.4; and

     (c) Partnership Share Agreements shall be selected by lot, each based on a monthly deduction of the amount stipulated under Rule 1.4.

7.3 Modification/withdrawal and notification: If Rule 7.2 applies, each Partnership Share Agreement shall be deemed to have been modified or withdrawn in accordance with Rule 7.2 and each Qualifying Employee shall be notified accordingly.

8    MATCHING SHARES

8.1 Matching Shares - acquisition and forfeiture: If the Company decides, in conjunction with an invitation to acquire Partnership Shares, to offer Matching Shares, each Eligible Employee shall be sent a Partnership Share Agreement. The Partnership Share Agreement will state the extent (if any) to which the Matching Shares appropriated to a Participant in respect of the associated Partnership Shares will be forfeited if, other than in the event of Permitted Cessation, the Participant:

     (a) ceases to be in Employment;

     (b) withdraws the Matching Shares from the Plan; or

     (c) withdraws the associated Partnership Shares from the Plan,

     in each case within such period after the relevant Shares were Appropriated to him (not to exceed three years) as is stated in the Partnership Share Agreement.

8.2  Terms of Matching Shares: Matching Shares shall:

     (a) be Shares of the same class and carry the same rights as the Partnership Shares to which they relate;

     (b) be Appropriated on the same day as the Partnership Shares to which they relate are acquired on behalf of the Qualifying Employee; and

     (c) in respect of any Appropriation, be Appropriated to all Qualifying Employees on exactly the same basis.

8.3 Ratio of Matching Shares to Partnership Shares: The Partnership Share Agreement under which Matching Shares are offered must specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and the circumstances and manner in which the ratio may be changed by the Company. The ratio must not exceed 2:1 (or such other ratio permitted by paragraph 51(2) of Schedule 8 from time to time) and must be applied by reference to the number of Shares. The Qualifying Employee must be informed by the Company if the ratio offered by the Company changes before Partnership Shares are acquired on his behalf under the relevant Partnership Share Agreement.

                                   PART FIVE

                         REINVESTMENT OF CASH DIVIDENDS



1    PERMITTED REINVESTMENT

1.1 Mandatory or voluntary reinvestment: At the time of operating Part Three or Part Four of these Rules, the Company may decide that, subject to Rule 2 below, all cash dividends paid in respect of any Plan Shares Appropriated or acquired on behalf of a Participant as a consequence of that operation must either:

     (a) be applied in acquiring Dividend Shares on behalf of the Participant;
         or

     (b) be  applied  in   acquiring   Dividend   Shares  on  behalf  only  of
         Participants who elect to reinvest those dividends.

     If the Company decides to impose or allow such a facility under the Plan, the provisions of this Part Five of these Rules shall apply.

1.2 Dividend Shares/Holding Period: Dividend Shares shall be shares of the same class and carry the same rights as the Shares to which the cash dividend relates and may not be subject to forfeiture.

     During the Holding Period, the Participant shall be bound by the terms of his Participation Contract with the Company to permit any Dividend Shares acquired on his behalf to remain in the hands of the Trustee and (subject to Clause 8 of the Deed) not to assign, charge or otherwise dispose of his beneficial interest in such Dividend Shares.

2    LIMIT ON DIVIDEND REINVESTED

2.1 Maximum amount reinvested: The amount applied under the Plan and any other Employee Share Ownership Plan in acquiring Dividend Shares for a Participant shall not exceed [British Pounds] 1,500 in any Year of Assessment (or such other amount as may be permitted from time to time under paragraph 54(1) of Schedule 8).

2.2 Surplus cash dividend: If the amount of cash dividend received by the Trustee in respect of a Participant's Plan Shares exceeds the limit specified in Rule 2.1 above for that Participant in any Year of Assessment, the excess of the cash dividend must be paid over to the Participant as soon as practicable.

3    ACQUISITION OF DIVIDEND SHARES

3.1 Time of acquisition: Subject to Rule 3.3, the Trustee must apply a cash dividend paid in respect of Plan Shares that is to be reinvested in acquiring Dividend Shares on a date (the "Acquisition Date") set by the Trustee which is a date within 30 days after the date on which the cash dividend is received by it. The Trustee must, in exercising its powers in relation to the acquisition of Dividend Shares, treat Participants fairly and equally and may, for these purposes, use any unappropriated Shares that it holds.

3.2 Number of Dividend Shares acquired: The number of Dividend Shares acquired on behalf of a Participant shall be determined in accordance with the Market Value of those Shares on their Acquisition Date.

3.3 Carry forward of uninvested amounts: Any cash dividend available for reinvestment that is not reinvested either because the amount of the dividend is insufficient to acquire a Dividend Share or because there is an amount remaining after acquiring one or more Dividend Shares on behalf of a Participant may be retained by the Trustee and carried forward and added to the amount of the next cash dividend to be reinvested for that Participant. However, any such amount retained by the Trustee must be paid over to the Participant as soon as practicable:

     (a) if or to the extent that it is not reinvested within the period of three years beginning with the date on which the dividend was paid;

     (b) if  the  Participant   ceases  to  be  in  Employment  prior  to  its
         reinvestment; or

     (c) if a Plan Termination Notice is issued prior to its reinvestment.

     For the purposes of this Rule an amount of cash dividend carried forward from an earlier cash dividend shall be treated as reinvested before an amount derived from a later cash dividend.

THE COMMON SEAL OF                      )

THE COCA-COLA EXPORT CORPORATION        )

was hereunto affixed in the presence of:)
                                                /s/ Susan E. Shaw
                                                -----------------------------
                                                Secretary


                                                /s/ Fiona K. Payne
                                                -----------------------------
                                                Authorized Signatory



THE COMMON SEAL OF                      )
COCA-COLA HOLDINGS (UK) LIMITED         )
was hereunto affixed in the presence of:)


                                                /s/ David Cullinan
                                                -----------------------------
                                                Director




                                                /s/ Jennifer Owen
                                                -----------------------------
                                                Secretary

THE COMMON SEAL OF                      )
BEVERAGE SERVICES LIMITED               )
was hereunto affixed in the presence of:)

                                                /s/ David Cullinan
                                                -----------------------------
                                                Director


                                                /s/ Jennifer Owen
                                                -----------------------------
                                                Secretary


THE COMMON SEAL OF                      )
CAPITA IRG TRUSTEES LIMITED             )
was hereunto affixed in the presence of:)

                                                /s/ David Kilmartin
                                                -----------------------------
                                                Authorised signatory



                                                /s/ John Butler
                                                -----------------------------
                                                Authorised signatory

12